EXHIBIT 11.1

Carson Pirie Scott & Co. and Subsidiaries
Computation of Per Share Earnings
(dollars in thousands, except per share amounts)

                                      Three months ended
                                 ------------------------------
                                 August 3, 1996    July 29, 1995
                                 ------------------------------
Net income                             $2,780           $2,657
                                    =========        =========
Primary:
Weighted average number of
  common shares outstanding        16,223,009       16,427,484
Weighted average number of
  common share equivalents--
  stock options                       559,002          280,920
                                  -----------        ---------
Total common and
  common share equivalents         16,782,011       16,708,404
                                  -----------      -----------
Primary net income per share            $0.17            $0.16
                                   ==========       ==========
Fully Diluted:
Weighted average number of
  common shares outstanding        16,223,009       16,427,484
Weighted average number of
  common share equivalents--
  stock options                       559,002          280,920
                                   ----------        ---------
Total common and common
  share equivalents                16,782,011       16,708,404
                                  -----------      -----------
Fully diluted net
  income per share                      $0.17            $0.16
                                  ===========      ===========

Primary net income per share was computed using the treasury stock method, assuming common share purchases at the average market price of the common shares for the period.

Fully diluted net income per share was computed using the treasury stock method, assuming common share purchases at the greater of the average market price of the common shares for the period or the ending price of the common shares.







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Carson Pirie Scott & Co. and Subsidiaries
Computation of Per Share Earnings
(dollars in thousands, except per share amounts)

                                       Six months ended
                                 ------------------------------
                                 August 3, 1996    July 29, 1995
                                 ------------------------------
Net income                            $12,466          $37,037
                                    =========        =========
Primary:
Weighted average number of
  common shares outstanding        16,274,457       17,410,607
Weighted average number of
  common share equivalents--
  stock options                       516,793          291,884
                                  -----------        ---------
Total common and
  common share equivalents         16,791,250       17,702,491
                                  -----------      -----------
Primary net income per share            $0.74            $2.09
                                   ==========       ==========
Fully Diluted:
Weighted average number of
  common shares outstanding        16,274,457       17,410,607
Weighted average number of
  common share equivalents--
  stock options                       545,485          291,884
                                   ----------        ---------
Total common and common
  share equivalents                16,819,942       17,702,491
                                  -----------      -----------
Fully diluted net
  income per share                      $0.74            $2.09
                                  ===========      ===========

Primary net income per share was computed using the treasury stock method, assuming common share purchases at the average market price of the common shares for the period.

Fully diluted net income per share was computed using the treasury stock method, assuming common share purchases at the greater of the average market price of the common shares for the period or the ending price of the common shares.













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